Exhibit 4.3



                                    Exhibit B

                               Registration Rights

      1.    Definitions.

            The following terms shall have the meanings ascribed to such terms:

            (a) "Common Stock" shall mean the Company's common stock, $.001 par value.

            (b)   "Company"  shall  mean  Touchstone   Resources  USA,  Inc.,  a
Delaware corporation.

            (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

            (d) "Offering" shall mean the Company's offering of Units as described in the attached Confidential Private Placement Memorandum dated February 22, 2005.

            (e) "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

            (f) "Purchaser" shall mean the purchaser or purchasers parties subscribing for Units in the Offering.

            (g) "Register," "registered," and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or order of effectiveness of such registration statement or document.

            (h) "Registration Statement" shall mean any registration statement of the Company filed with the SEC pursuant to the provisions of Section 2 of this Exhibit, which covers the resale of the Restricted Stock on an appropriate form then permitted by the SEC to be used for such registration and the sales contemplated to be made thereby under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including any pre- and post-effective amendments thereto, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

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            (i)   "Restricted  Stock" shall mean:  (i) the Shares;  and (ii) any additional shares of Common Stock of the Company issued or issuable after the date hereof in respect of any of the foregoing securities, by way of a stock dividend or stock split; provided that as to any particular shares of Restricted Stock, such securities shall cease to constitute Restricted Stock when: (x) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder, (y) such securities are permitted to be transferred pursuant to Rule 144(k) (or any successor provision to such rule) under the Securities Act, or (z) such securities are otherwise freely transferable to the public without further registration under the Securities Act.

            (j)   "SEC" shall mean the Securities and Exchange Commission.

            (k) "Securities Act" shall mean the Securities Act of 1933, as amended.

            (l) "Selling Stockholder" shall mean the Purchasers and their respective successors and assigns.

            (m) "Series A Convertible Preferred Stock" shall mean the shares of Series A Convertible Preferred Stock, $.001 par value, included within the Offering.

            (n) "Shares" shall mean the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and upon exercise of the Warrants.

            (n)   "Subscription   Agreements"   shall  meant  the   subscription
agreements by and between the Company and the Purchasers pursuant to which the Purchasers subscribed for Units in the Offering.

            (o) "Units" shall mean the units comprised of a share of Series A Convertible Preferred Stock and a Warrant.

            (p) "Warrants" shall meant the warrants to acquire five (5) shares of Common Stock included within the Offering.

      2.    Registration of Shares.

            The Company shall use its reasonable best efforts to prepare and file with the SEC, within 60 days of the date the Offering is completed, a Registration Statement under the Act to permit the public sale of the Restricted Stock, and to cause such Registration Statement to be declared effective within 150 days of the date the Offering is completed. The Selling Stockholders shall furnish such information as may be reasonably requested by the Company in order to include such Restricted Stock in such Registration Statement. If any Selling Stockholder decides not to include all of its Restricted Stock in any registration statement thereafter filed by the Company, such Selling Stockholder shall nevertheless continue to have the right to include any Restricted Stock in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. In the event that any registration pursuant to this Section 2 is terminated or withdrawn, the Company shall use its reasonable best efforts to prepare and file with the SEC, as soon thereafter as practicable, a Registration Statement under the Securities Act to permit the public sale of the Restricted Stock purchased hereby.


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

      3.    Registration Procedures.

            Whenever it is obligated to register any Restricted Stock pursuant to this Exhibit, the Company shall:

            (a) prepare and file with the SEC a Registration Statement with respect to the Restricted Stock in the manner set forth in Section 2 hereof and use its reasonable best efforts to cause such Registration Statement to become effective as promptly as possible and to remain effective until the earlier of:
(i) the sale of all shares of Restricted Stock covered thereby, (ii) the availability under Rule 144 for the Selling Stockholders to immediately, freely resell without restriction, all Restricted Stock covered thereby, or (iii) two
(2) years from the effective date of the first Registration Statement filed by the Company with the SEC pursuant to this Exhibit or with respect to any subsequent Registration Statement, 180 days from the effective date of such Registration Statement;

            (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in Section 2 above and to comply with the provisions of the Act with respect to the disposition of all Restricted Stock covered by such Registration Statement in accordance with the intended method of disposition set forth in such Registration Statement for such period;

            (c) furnish to each Selling Stockholder such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such person may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such Registration Statement;

            (d)   use its  reasonable  best  efforts to  register or qualify the
Restricted  Stock  covered  by  such  Registration  Statement  under  the  state securities laws of such jurisdictions as any Selling Stockholder shall reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

            (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. In the event the Company is a party to such an agreement, the Selling Stockholder shall also enter into and perform its obligations under the agreement;

            (f) immediately notify each Selling Stockholder at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;


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

            (g) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

            (h) make available for inspection by any Selling Stockholder and any attorney, accountant or other agent retained by any Selling Stockholder, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any Selling Stockholder, attorney, accountant or agent in connection with such Registration Statement, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Selling Stockholder, attorney, accountant or agent in connection with such Registration Statement; provided, however, that such Selling Stockholder, underwriter, attorney or accountant shall agree in writing to hold in confidence and trust all information so provided;

            (i) use its reasonable best efforts to list the Restricted Stock covered by such Registration Statement on each exchange or automated quotation system on which similar securities issued by the Company are then listed (with the listing application being made at the time of the filing of such Registration Statement or as soon thereafter as is reasonably practicable);

            (j) notify each Selling Stockholder of any threat by the SEC or state securities commission to undertake a stop order with respect to sales under the Registration Statement; and

            (k) cooperate in the timely removal of any restrictive legends from the shares of Restricted Stock in connection with the resale of such shares covered by an effective Registration Statement.


      4.    Delay of Registration.


            (a) The Company and the Selling Stockholders agree that the Selling Stockholders may suffer damages if the Registration Statement is not filed on or prior to the date that is 90 days after the date the Offering is completed (the "Target Filing Date") and maintained in the manner contemplated herein. The Company and the Selling Stockholders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if the Registration Statement is not filed on or prior to the Target Filing Date, the Company shall pay in cash or in shares of Common Stock (at the Company's option) as liquidated damages for such failure and not as a penalty to the Selling Stockholders, an amount equal to two percent (2%) of the purchase price for the Units set forth on the signature page to the Selling Stockholder's Subscription Agreement (the "Purchase Price") and an additional amount equal to one percent (1%) of the Purchase Price at the end of each subsequent 30-day period during which the Registration Statement is not filed (the "Late Filing Damages"). Any payments to be made to the Selling Stockholders pursuant to this
Section 4(a) shall be due and payable within three (3) business days of any demand therefor by the Selling Stockholders. The parties agree that the Late Filing Damages represent the sole and exclusive remedy, whether at law or in


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

equity, available to the Selling Stockholders if the Registration Statement is not filed on or prior to the Target Filing Date. If the Company elects to pay the Late Filing Damages in shares of Common Stock, such shares of Common Stock shall be valued at the average closing price of a share of Common Stock on the applicable trading market for the Common Stock for the 5-trading-day period immediately preceding the date of demand of such Late Filing Damages.

            (b)   The  Company  and the  Selling  Stockholders  agree  that  the
Selling Stockholders may suffer damages if the Registration Statement is not declared effective by the SEC on or prior to the date that is 180 days after the date the Offering is completed (the "Effectiveness Deadline"). The Company and the Selling Stockholders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if the
Registration Statement is not declared effective by the SEC prior to the Effectiveness Deadline, the Company shall pay in cash or in shares of Common Stock (at the Company's option) as liquidated damages for such failure and not as a penalty to the Selling Stockholders, an amount equal to two percent (2%) of the Purchase Price and an additional amount equal to one percent (1%) of the Purchase Price at the end of each subsequent 30-day period during which the Registration Statement is not declared effective (the "Non-Effectiveness Damages"). Payments to be made to the Selling Stockholders pursuant to this
Section 4(b) shall be due and payable within three (3) business days of any demand therefor by the Selling Stockholders. The parties agree that the Non-Effectiveness Damages represent the sole and exclusive remedy, whether at law or in equity, available to the Selling Stockholders if the Registration Statement is not declared effective on or prior to the date that is 180 days after the Target Filing Date. If the Company elects to pay the Non-Effectiveness Damages in shares of Common Stock, such shares of Common Stock shall be valued at the average closing price of a share of Common Stock on the applicable trading market for the Common Stock for the 5-trading-day period immediately preceding the date of demand of such Non-Effectiveness Damages.


            (c) No Selling Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Exhibit.

      5.    Expenses.

            (a) For the purposes of this Section 5, the term "Registration Expenses" shall mean: all expenses incurred by the Company in complying with
Section 2 of this Exhibit, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, reasonable fees and disbursements of a single special counsel for the Selling Stockholders, fees under state securities laws, fees of the National Association of Securities Dealers, Inc., fees and expenses of listing shares of Restricted Stock on any securities exchange or automated quotation system on which the Company's shares are listed and fees of transfer agents and registrars. The term "Selling Expenses" shall mean: all underwriting discounts and selling commissions applicable to the sale of Restricted Stock and all accountable or non-accountable expenses paid to any underwriter in respect of such sale.


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

            (b) Except as otherwise provided herein, the Company will pay all Registration Expenses in connection with the Registration Statements filed pursuant to Section 2 of this Exhibit. All Selling Expenses in connection with any Registration Statements filed pursuant to Section 2 of this Exhibit shall be borne by the Selling Stockholders pro rata on the basis of the number of shares registered by each Selling Stockholder whose shares of Restricted Stock are covered by such Registration Statement, or by such persons other than the Company (except to the extent the Company may be a seller) as they may agree.

      6.    Obligations of the Selling Stockholders.

            (a) In connection with each registration hereunder, each Selling Stockholder will furnish to the Company in writing such information with respect to it and the securities held by it and the proposed distribution by it, as shall be reasonably requested by the Company in order to assure compliance with applicable federal and state securities laws as a condition precedent to including the Selling Stockholder's Restricted Stock in the Registration Statement. Each Selling Stockholder shall also promptly notify the Company of any changes in such information included in the Registration Statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made.

            (b) In connection with the filing of the Registration Statement, each Selling Stockholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with such Registration Statement or prospectus.

            (c) In connection with each registration pursuant to this Exhibit, each Selling Stockholder agrees that it will not effect sales of any Restricted Stock until notified by the Company of the effectiveness of the Registration Statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a Registration Statement or prospectus. At the end of any period during which the Company is obligated to keep a Registration Statement current, each Selling Stockholder shall discontinue sales of Restricted Stock pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Restricted Stock covered by such Registration Statement which remains unsold, and each Selling Stockholder shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

      7. Blackouts. If the Company has determined in good faith: (i) that filing a Registration Statement or maintaining the effectiveness of a current Registration Statement, or that sales of Restricted Stock by the Selling Stockholder pursuant to a current Registration Statement, would have a material adverse effect on the Company or its shareholders in relation to any contemplated or pending material financing, acquisition or other corporate transaction, and that disclosure is not in the best interests of the Company and its shareholders, or (ii) that filing a Registration Statement or maintaining the effectiveness of a current Registration Statement, or that sales of Restricted Stock by the Selling Stockholder pursuant to a current Registration Statement, would require disclosure of material non-public information, the Company shall be entitled to postpone the filing of the Registration Statement,


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

suspend the use by the Selling Stockholders of the Registration Statement and suspend sales of Restricted Stock pursuant to such Registration Statement, as the case may be, until such time as the Company notifies the Selling Stockholders that such material information has been disclosed to the public or has ceased to be material, or that sales pursuant to such Registration Statement may otherwise be resumed; provided, however, that in no event shall such period of time exceed an aggregate of 90 calendar days during any 12-month period.

      8.    Indemnification.

            (a) The Company agrees to indemnify, to the extent permitted by law, each Selling Stockholder, such Selling Stockholder's respective partners, officers and directors, any underwriters, and each Person, if any, who controls any Selling Stockholder within the meaning of the Securities Act, against all losses, claims, damages, liabilities and expenses caused by: (i) any untrue statement of or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto, (ii) any omission of or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement ("Violations"); provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in for any loss, claim, damage, liability or action to the extent that it arises out of or is based upon a
Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Selling Stockholder, partner, officer, director, underwriter or controlling person of such Selling Stockholder.

            (b) To the extent permitted by law, each Selling Stockholder shall indemnify and hold harmless the Company, each of its officers and directors, any underwriter, each person, if any, who controls the Company within the meaning of the Securities Act, and any other Selling Stockholder selling securities under such registration statement or any of such other Selling Stockholder's partners, directors or officers or any person who controls such Selling Stockholder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Selling Stockholder, or partner, director, officer or controlling person of such other Selling Stockholder, may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation: (i) occurs in reliance upon and in conformity with information furnished by such Selling Stockholder for use in connection with such registration; (ii) occurs as a result of any failure to deliver a copy of the prospectus relating to such Registration Statement, or (iii) occurs as a result of any disposition of the Restricted Stock in a manner that fails to comply with the permitted methods of distribution identified within the Registration Statement.


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

            (c) Any Person entitled to indemnification hereunder shall: (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party), and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            (d)   If the indemnification  provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) described in Sections 8(a) & (b) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Selling Stockholder hereunder exceed the net proceeds from the offering received by such Selling Stockholder.

            (e) The indemnification provided for under this Exhibit shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The indemnifying party also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the indemnifying party's indemnification is unavailable for any reason. In no event shall the amount of indemnification due from any indemnifying party under this Article V exceed the Purchase Price.

      9. Entire Agreement. This Exhibit contains the entire agreement between the parties and supercede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.


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

      10. Amendment and Modifications. This Exhibit may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought; provided, however, that such amendment, modification or supplement must be approved by an agreement or consent in writing signed by the Company and the holders of a majority of the number of shares of Common Stock issued in the Offering and outstanding as of the date of such amendment, modification or supplement.


      11. Successors and Assigns. This Exhibit shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Exhibit without the express prior written consent of the other party hereto. Nothing in this Exhibit is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Exhibit.


      12. No Transfer or Assignment of Registration Rights. The registration rights set forth in this Exhibit shall not be transferable or assignable by the Selling Stockholder except to one or more persons or groups approved in writing by the Company; provided, however, that each transferee agrees in writing to be subject to all the terms and conditions of this Exhibit and the Selling Stockholder's Subscription Agreement.


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